                                                 Page 22
                                                          EXHIBIT 4
   THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THE SECURITIES ISSUED UPON EXERCISE HEREOF, MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHICH SHALL BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

             Void after 3:30 P.M., Denver Time, on                  , 199
                                                    ---------------      --

                                             Warrant to Purchase
                                                          Shares
                                             ------------
                                                 of Common Stock


                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                                  RENTECH, INC.

   This Is to Certify That, FOR VALUE RECEIVED,
                                                --------------------------
   -------------------------------------------------------------------------
   or registered assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from RENTECH, INC., a Colorado corporation ("Company"), at any time not later than 3:30 P.M., Denver time, on
                             , 199   , one year after the date of this
   --------------------------     ---
   Warrant, (the "Expiration Date")                             shares of
   common stock, having $.01 par value per share, of the Company ("Common Stock") at an exercise price, subject to adjustment as set forth below, of $0.25 per share. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of the Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

      (a) Exercise of Warrant. Subject to the provisions of Section (p) hereof, this Warrant may be exercised in whole or in part at any time or from time to time not later than 3:30 P.M., Denver Time, on
                        , 199   , or if that date falls on a day on which
   -------------------- banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evi-dencing the right of the Holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common

   Stock issuable upon such exercise, notwithstanding that the stock trans fer books of the Company shall then be closed or that certificates repre-senting such securities shall not then be actually delivered to the Holder. The Exercise Price shall be paid in cash.

        (b) Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

        (c) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

             (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sale price of the Common Stock on the composite tape of such exchange on the last trading day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on the composite tape of such exchange; or

             (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Quotation System (or, if not so quoted on NASDAQ, by the National Quotation Bureau, Inc.) on the last trading day prior to the date of the exercise of this Warrant; or

             (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, deter mined in such reasonable manner as may be prescribed by the Board of Directors of the Company, such determination to be final and binding on the Holder.

        (d) Exchange, Assignment or Loss of Warrant. This Warrant is assignable and exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of differ-ent denominations entitling the holder thereof to purchase in the aggre-gate the same number of shares of Common Stock purchasable hereunder.
   Any such assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant promptly shall be canceled.
   This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancella-

                                               Page 24
   tion of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

        (e) Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

        (f) Officer's Certificate. Upon request by the Holder, and if the Exercise Price is adjusted as required by the provisions of Section (f) hereof, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment and the calculation thereof. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, upon request after each such adjustment, mail a copy of such certificate to the Holder.

        (g) Notices to Holders. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock, or (ii) if the Company shall offer to all holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights, or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least 30 days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which
   (x) a record is to be taken for the purpose of such dividend, distri-bution or rights, or (y) such reclassification, reorganization, consoli-dation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

        (h) Dissolution. If, at any time prior to the expiration of this Warrant and prior to the exercise thereof, any dissolution, liquidation or winding up of the Company shall be proposed, the Company shall cause at least 30 days' notice to be mailed by certified mail to the registered Holder of this Warrant Certificate at his address as it appears on the books of the Company. Such notice shall specify the date as of which holders of record of Common Stock shall participate in any distribution or shall be entitled to exchange their Common Stock for securities or other property, deliverable upon such dissolution, liquidation or winding up, as the case may be; to the end that, during such period of 30 days, the holders of this Warrant may exercise this Warrant and purchase Common Stock (or other stock substituted therefor as hereinbefore provided) and be entitled in respect of shares so purchased to all of the rights of the other holders of Common Stock of the Company. In case of a dissolution, liquidation or winding up of the Company, all purchase rights under this Warrant shall terminate at the close of business on the date as of which

                                               Page 25
   holders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with such dissolution, liquidation or winding up (provided that in no event shall said date be less than 30 days after completion of service by certified mail of notice as aforesaid). Any Warrant not exercised prior to such time shall be void and no rights shall exist thereunder. In any such case of termination of purchase rights, a statement thereof shall be included in the notice provided for herein.

        (i) Spin-Offs. In the event the Company spins-off a subsidiary or stock held in another corporation as an investment by distributing to the shareholders of the Company, as a dividend or otherwise, the stock of the subsidiary or other corporation, the Company shall reserve, for the life of the Warrant, shares of the subsidiary or other corporation to be delivered to the holders of the Warrants upon exercise to the same extent as if they were owners of record of the Warrant Stock on the record date for payment of the shares of the subsidiary or other corporation.

        (j)  Registration Rights.

             (1) Automatic Registration Rights. If the Company files a registration statement with the Securities and Exchange Commission for the Common Stock acquired by the holders of its Nonsubordinated 10% Convertible Promissory Notes ("Notes") through exercise of the Notes, under conditions provided by the terms of the Notes, the Company shall include in the registration statement, and one time only, use its best efforts to cause to be registered under the Securities Act of 1933, as amended, all of the Common Stock of such holders that they have acquired by exercise of their warrants. The Company will include in the registration process only such shares of Common Stock as have been acquired by exercise of the Warrants no later than twenty (20) days after mailing the Company's notice of its intent to file a registration statement to the holders of the Notes. The Company will file only one registration statement for holders of Common Stock acquired upon conversion of the Notes and exercise of the Warrants.

             (2) Piggy-Back Registration. Subject to Section (k)(7)(D) below, if at any time the Company proposes to register any of its Common Stock under the Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of the Common Stock of the holders that they acquire through conversion of the Notes and warrants, the Company shall, each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder given within twenty (20) days after mailing of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the Act all of such Common Stock so acquired that each such Holder has requested to be registered.

             (3) Obligations of the Company. Whenever required to use its best efforts to effect the registration of any Common Stock, the Company shall, as expeditiously as reasonably possible:

                    (A) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Warrant Stock and use its best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so-called "shelf registration"), the Company shall in no event be obligated to cause any such registration to remain effective for more than one year.

                                               Page 26
                  (B) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (C) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Warrant Stock owned by them.

                  (D) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Section (k) to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders pro rata, to the extent required by such jurisdiction.

             (4) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action that the Holders shall furnish to the Company such information regarding them, the Warrant Stock held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

             (5) Company Registration Expenses. In the case of any registration effected pursuant to Section (k)(1), the Company shall bear any additional registration and qualification fees and expenses (excluding underwriters' discounts, commissions and expenses), and any additional costs and disbursements of counsel for the Company that result from the inclusion of securities held by the Holders in such registration; provided, however, that if any such cost or expense is attributable solely to one selling Holder and does not constitute a normal cost or expense of such a registration, such cost or expense shall be paid by that selling Holder. In addition, each selling Holder shall bear the fees and costs of its own counsel.

             (6) Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section (l).

             (7) Indemnification. In the event any Common Stock is included in a registration statement:

                  (A) To the extent permitted by law, the Company will indemnify and hold harmless each Holder requesting or joining in a registration, any underwriter (as defined in the Act) for it, and each such person, if any, who controls such Holder or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final

                                               Page 27
   prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse each such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section (k)(6)(A) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or controlling person.

                  (B) To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and each agent and any underwriter for the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, agent, or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section(l)(6)(B) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                  (C) Promptly after receipt by an indemnified party under this Section (k)(7) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this

                                               Page 28
   paragraph, but the omission to so notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

                  (D) Underwriting Requirements. In connection with any offering involving an underwriting of shares of Common Stock being issued by the Company or being sold by persons other than the Holders exercising piggy-back registration rights (the "Initial Sellers"), the Company shall not be required under Section (k)(2) to include any of the Holders' Common Stock acquired by exercise of the Notes and warrants in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company or the Initial Sellers and the underwriters selected by it or them, and then only in such quantity as will not, in the written opinion of the underwriters, jeopardize the success of the offering by the Company or by the Initial Sellers. If the total amount of securities that all Holders request to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Company shall only be required to include in the offering so many of the securities of the selling Holders as the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities owned by said selling Holders, or in such other proportions as shall mutually be agreed to by such selling Holders), provided that no such reduction shall be made with respect to any securities offered by the Company or the Initial Sellers for its or their own account.

             (8) Termination of the Company's Obligations. The Company shall have no obligations pursuant to this Section (k) more than one (1) year after the date of this Agreement.

             (9) Lockup Agreement. In consideration for the Company agreeing to its obligations under this Section(l), each Holder agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Warrant Stock (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 90 days from the effective date of such registration) as the Company or the underwriters may specify.

             (10) Notice. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered personally (including by telex, telecopier, telegram or other acknowledged receipt) or three business days following deposit in the United States mails, sent by registered or certified mail, return receipt requested, addressed as follows:

        Holder:
                         ------------------------------
                         ------------------------------
                         ------------------------------

        Company:         Rentech, Inc.
                         1331 17th Street, Suite 720
                         Denver, Colorado 80202
                         Attention:  President

   Any person may change the address for the giving of notice by notice duly given effective five (5) business days thereafter.

                                               Page 29
        (k) Amendments and Waivers. Any term, condition or provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders.

        (l) Entire Agreement. This Warrant constitutes the entire agreement among the parties thereto and supersedes any and all prior agreements whether written or oral regarding the subject matter hereof.

        (m)  Transfer to Comply with the Securities Act of 1933.

             (1) This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section (p) with respect to any resale or other disposition of such securities.

             (2) The Company may cause the following legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section (l) hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

             The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act the availability of which is to be established to the satisfaction of the Company.

        (n) Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the state of Colorado.

 ATTEST:                            RENTECH, INC.


 -------------------------      By:
 Ronald C. Butz, Secretary          -----------------------------------
 Ronald C. Butz, Secretary          Dennis E. Yakobson, President

 [SEAL]                         Date:
                                      ---------------------------------